Exhibit 23.30


                                    CONSENT

     Reference is made to the Registration Statement on Form S-4, and to the Information Statement/Prospectus which forms a part thereof (together, the "Registration Statement"), to be filed with the Securities and Exchange Commission by Minnesota Corn Processors, LLC ("MCP LLC") in connection with the conversion of Minnesota Corn Processors, Inc. into a Colorado limited liability company. In accordance with Rule 438 under the Securities Act of 1933, the undersigned hereby consents to being named in the Registration Statement, and any subsequent amendments thereto, as a person who is about to become a director of MCP LLC.



                                        /s/ KIM LARSON
                                        ---------------------------------------
                                        Kim Larson

October  , 1999